Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES First QUARTER 2024 RESULTS

VERO BEACH, Fla., (May 2, 2024) – Bimini Capital Management, Inc. (OTCQB: BMNM), (“Bimini Capital,” “Bimini,” or the “Company”), today announced results of operations for the three-month period ended March 31, 2024.

First Quarter 2024 Highlights

●	Net income of $0.2 million, or $0.02 per common share
●	Book value per share of $0.83
●	Company to discuss results on Friday, May 3, 2024, at 10:00 AM ET

Management Commentary

Commenting on the first quarter results, Robert E. Cauley, Chairman and Chief Executive Officer, said, “The current economic and interest rate cycle that began with the onset of the COVID-19 pandemic in 2020 was supposed to end in early 2024 as the Fed pivoted and started to reverse their tight monetary policy.  The economy and inflation are simply too strong for this to occur, at least not yet.  While market participants still expect some easing of monetary policy over the course of 2024, the starting point continues to get pushed out further and further into the future and the magnitude of the anticipated easing continues to decrease.  Incoming economic data so far in 2024 is consistent with firming inflation and a solid economy, and the labor market shows no signs of weakness.  Stimulative fiscal policy out of Washington is working against restrictive monetary policy from the Fed and while inflation has decreased significantly from the peak seen in 2023 it still remains far above the Fed’s target level of 2.0%.  So, the odds of monetary policy and funding rates remaining “higher for longer” look very high.

“Despite the ongoing strength of the economy and interest rates retracing much of the declines seen over the last two months of 2023, Agency MBS securities performed fairly well during the first quarter of 2024. When the first quarter of 2024 ended the spread of the current coupon, 30-year fixed rate Agency MBS was trading at a spread to comparable duration treasuries near the low end of the prevailing range since mid-2022, shortly after the Fed began their policy firming.  As with the economy, inflation and interest rates, the outlook for the performance of Agency MBS is unclear and there is the possibility the sector could underperform in the near term if the current trends discussed above continue.

“Orchid Island Capital reported net income for the first quarter 2024 of $19.7 million and its shareholders equity increased from $469.9 million to $481.6 million. As a result, Bimini's advisory service revenues were approximately $2.9 million for the quarter. Orchid is obligated to reimburse us for direct expenses paid on its behalf and to pay to us Orchid’s pro rata share of overhead as defined in the management agreement. Such amounts are included in the $2.9 million of quarterly revenue. As a stockholder of Orchid, we will also continue to share in distributions, if any, paid by Orchid to its stockholders. Our operating results are also impacted by changes in the market value of our holdings of Orchid common shares, although these market value changes do not impact our cash flows from Orchid.

“The investment portfolio generated net interest income of $0.4 million inclusive of dividends on our shares of Orchid Island. Mark to market gains and losses on our MBS portfolio, hedge positions and shares of Orchid netted to a net gain of $0.9 million, and we recorded net income before taxes for the quarter of $0.6 million versus a net loss before taxes of $0.4 million for the fourth quarter of 2023.”

Details of First Quarter 2024 Results of Operations

The Company reported a net income of $0.2 million for the three-month period ended March 31, 2024. Advisory service revenue for the quarter was $2.9 million. We recorded interest and dividend income of $1.6 million and interest expense on repurchase agreements of $1.2 million and on long-term debt of $0.6 million. We recorded an unrealized $0.3 million mark to market gain on our shares of Orchid common stock and unrealized mark to market losses of $0.5 million on our MBS portfolio. These losses were more than offset by mark to market gains of $1.2 million on our derivative hedge positions. The results for the quarter also included operating expenses of $3.0 million and an income tax provision of $0.4 million.

Management of Orchid Island Capital, Inc.

Orchid is managed and advised by Bimini. As Manager, Bimini is responsible for administering Orchid’s business activities and day-to-day operations. Pursuant to the terms of the management agreement, Bimini Advisors provides Orchid with its management team, including its officers, along with appropriate support personnel. Bimini also maintains a common stock investment in Orchid which is accounted for under the fair value option, with changes in fair value recorded in the statement of operations for the current period. For the three months ended March 31, 2024, Bimini’s statement of operations included a fair value adjustment of $0.3 million and dividends of $0.2 million from its investment in Orchid’s common stock. Also, during the three months ended March 31, 2024, Bimini recorded $2.9 million in advisory services revenue for managing Orchid’s portfolio consisting of $2.1 million of management fees, $0.6 million in overhead reimbursement and $0.2 million in repurchase, clearing and administrative fees.

Book Value Per Share

The Company's Book Value Per Share on March 31, 2024 was $0.83. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At March 31, 2024, the Company's stockholders’ equity was $8.3 million, with 10,005,457 Class A Common shares outstanding.

Capital Allocation and Return on Invested Capital

The Company allocates capital between two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities. The table below details the changes to the respective sub-portfolios during the quarter.

Portfolio Activity for the Quarter
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Market Value - December 31, 2023	$90,180,490	$2,546,056	$4,306	$2,550,362	$92,730,852
Securities purchased	-	-	-	-	-
Return of investment	n/a	(85,991)	(210)	(86,201)	(86,201)
Pay-downs	(3,452,489)	n/a	n/a	n/a	(3,452,489)
Discount accreted due to pay-downs	(73,765)	n/a	n/a	n/a	(73,765)
Mark to market losses	(421,851)	(32,698)	(524)	(33,222)	(455,073)
Market Value - March 31, 2024	$86,232,385	$2,427,367	$3,572	$2,430,939	$88,663,324

The tables below present the allocation of capital between the respective portfolios at March 31, 2024 and December 31, 2023, and the return on invested capital for each sub-portfolio for the three-month period ended March 31, 2024. Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

Capital Allocation
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
March 31, 2024
Market value	$86,232,385	$2,427,367	$3,572	$2,430,939	$88,663,324
Cash equivalents and restricted cash	4,670,617	-	-	-	4,670,617
Repurchase agreement obligations	(84,598,999)	-	-	-	(84,598,999)
Total(1)	$6,304,003	$2,427,367	$3,572	$2,430,939	$8,734,942
% of Total	72.2%	27.8%	0.0%	27.8%	100.0%
December 31, 2023
Market value	$90,180,490	$2,546,056	$4,306	$2,550,362	$92,730,852
Cash equivalents and restricted cash	4,470,286	-	-	-	4,470,286
Repurchase agreement obligations	(86,906,999)	-	-	-	(86,906,999)
Total(1)	$7,743,777	$2,546,056	$4,306	$2,550,362	$10,294,139
% of Total	75.2%	24.7%	0.0%	24.8%	100.0%

The returns on invested capital in the PT MBS and structured MBS portfolios were approximately 10.5% and 0.5%, respectively, for the three months ended March 31, 2024. The combined portfolio generated a return on invested capital of approximately 8.0%.

Returns for the Quarter Ended March 31, 2024
		Structured Security Portfolio
			Inverse
	Pass	Interest	Interest
	Through	Only	Only
	Portfolio	Securities	Securities	Sub-total	Total
Interest income (net of repo cost)	$140,134	$46,019	$(57)	$45,962	$186,096
Realized and unrealized losses	(495,616)	(32,698)	(524)	(33,222)	(528,838)
Hedge gains	1,171,006	n/a	n/a	n/a	1,171,006
Total Return	$815,524	$13,321	$(581)	$12,740	$828,264
Beginning capital allocation	$7,743,777	$2,546,056	$4,306	$2,550,362	$10,294,139
Return on invested capital for the quarter(1)	10.5%	0.5%	(13.5)%	0.5%	8.0%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

Prepayments

For the first quarter of 2024, the Company received approximately $3.5 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 16.5% for the first quarter of 2024. Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	PT	Structured
	MBS Sub-	MBS Sub-	Total
Three Months Ended	Portfolio	Portfolio	Portfolio
March 31, 2024	18.0	9.2	16.5
December 31, 2023	8.9	4.6	8.0
September 30, 2023	4.3	6.6	4.8
June 30, 2023	8.0	13.0	9.6
March 31, 2023	2.4	10.3	5.0

Portfolio

The following tables summarize the MBS portfolio as of March 31, 2024 and December 31, 2023:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
March 31, 2024
Fixed Rate MBS	$86,232	97.3%	5.99%	340	1-Nov-53
Structured MBS	2,431	2.7%	2.84%	287	15-May-51
Total MBS Portfolio	$88,663	100.0%	5.43%	338	1-Nov-53
December 31, 2023
Fixed Rate MBS	$90,181	97.3%	6.00%	343	1-Nov-53
Structured MBS	2,550	2.7%	2.84%	290	15-May-51
Total MBS Portfolio	$92,731	100.0%	5.44%	341	1-Nov-53

($ in thousands)
	March 31, 2024		December 31, 2023
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$37,686	42.5%	$38,204	41.2%
Freddie Mac	50,977	57.5%	54,527	58.8%
Total Portfolio	$88,663	100.0%	$92,731	100.0%

	March 31, 2024	December 31, 2023
Weighted Average Pass Through Purchase Price	$104.43	$104.43
Weighted Average Structured Purchase Price	$4.48	$4.48
Weighted Average Pass Through Current Price	$101.03	$101.55
Weighted Average Structured Current Price	$13.28	$13.46
Effective Duration (1)	2.617	2.508

(1)

Effective duration is the approximate percentage change in price for a 100 basis point change in rates. An effective duration of 2.617 indicates that an interest rate increase of 1.0% would be expected to cause a 2.617% decrease in the value of the MBS in the Company’s investment portfolio at March 31, 2024. An effective duration of 2.508 indicates that an interest rate increase of 1.0% would be expected to cause a 2.508% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2023. These figures include the structured securities in the portfolio but not the effect of the Company’s hedges. Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing and Liquidity

As of March 31, 2024, the Company had outstanding repurchase obligations of approximately $84.6 million with a net weighted average borrowing rate of 5.46%. These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $89.0 million. At March 31, 2024, the Company’s liquidity was approximately $3.4 million, consisting of unpledged MBS and cash and cash equivalents.

We may pledge more of our structured MBS as part of a repurchase agreement funding but retain cash in lieu of acquiring additional assets. In this way, we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash. Below is a list of outstanding borrowings under repurchase obligations at March 31, 2024.

($ in thousands)
Repurchase Agreement Obligations
			Weighted	Weighted
	Total		Average	Average
	Outstanding	% of	Borrowing	Maturity
Counterparty	Balances	Total	Rate	(in Days)
Mirae Asset Securities (USA) Inc.	$20,894	24.7%	5.45%	79
DV Securities, LLC Repo	20,863	24.7%	5.46%	29
South Street Securities, LLC	15,761	18.6%	5.46%	51
Mitsubishi UFJ Securities, Inc.	12,762	15.1%	5.50%	23
Marex Capital Markets Inc.	10,248	12.1%	5.45%	19
Clear Street LLC	4,071	4.8%	5.45%	43
	$84,599	100.0%	5.46%	44

(1)

Equal to the fair value of securities sold (including accrued interest receivable) and cash posted as collateral, if any, minus the sum of repurchase agreement liabilities, accrued interest payable and securities posted by the counterparty (if any).

Summarized Consolidated Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of March 31, 2024, and December 31, 2023, and the unaudited consolidated statements of operations for the three months ended March 31, 2024 and 2024. Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited - Amounts Subject to Change)

	March 31, 2024	December 31, 2023
ASSETS
Mortgage-backed securities	$88,663,324	$92,730,852
Cash equivalents and restricted cash	4,670,617	4,470,286
Orchid Island Capital, Inc. common stock, at fair value	5,081,803	4,797,269
Accrued interest receivable	469,056	488,660
Deferred tax assets, net	18,650,904	19,047,680
Other assets	4,143,567	4,063,267
Total Assets	$121,679,271	$125,598,014

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$84,598,999	$86,906,999
Long-term debt	27,388,264	27,394,417
Other liabilities	1,351,159	3,168,857
Total Liabilities	113,338,422	117,470,273
Stockholders' equity	8,340,849	8,127,741
Total Liabilities and Stockholders' Equity	$121,679,271	$125,598,014
Class A Common Shares outstanding	10,005,457	10,005,457
Book value per share	$0.83	$0.81

BIMINI CAPITAL MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - Amounts Subject to Change)

	Three Months Ended March 31,
	2024	2023
Advisory services	$2,929,261	$3,382,410
Interest and dividend income	1,598,965	830,542
Interest expense	(1,815,678)	(1,054,205)
Net revenues	2,712,548	3,158,747
Other income	926,731	515,192
Expenses	3,029,395	2,328,857
Net income before income tax provision	609,884	1,345,082
Income tax provision	396,776	339,609
Net income	$213,108	$1,005,473

Basic and Diluted Net Income Per Share of:
CLASS A COMMON STOCK	$0.02	$0.10
CLASS B COMMON STOCK	$0.02	$0.10

	Three Months Ended March 31,
Key Balance Sheet Metrics	2024	2023
Average MBS(1)	$90,697,087	$45,766,683
Average repurchase agreements(1)	85,752,999	43,454,999
Average stockholders' equity(1)	8,234,295	12,626,815

Key Performance Metrics
Average yield on MBS(2)	6.15%	4.87%
Average cost of funds(2)	5.63%	4.68%
Average economic cost of funds(3)	5.54%	4.98%
Average interest rate spread(4)	0.52%	0.19%
Average economic interest rate spread(5)	0.61%	(0.11)%

(1)	Average MBS, repurchase agreements and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)

Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/repurchase agreement balances and are annualized for the quarterly periods presented.

(3)	Represents interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average repurchase agreements.
(4)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on MBS.
(5)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on MBS.

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. invests primarily in, but is not limited to investing in, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. In addition, Bimini generates a significant portion of its revenue serving as the manager of the MBS portfolio of, and providing certain repurchase agreement trading, clearing and administrative services to, Orchid Island Capital, Inc.

Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, May 3, 2024, at 10:00 AM ET. The conference call may be accessed by dialing toll free (888) 330-2214. The conference ID is 5305210.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company's website at https://ir.biminicapital.com or at https://events.q4inc.com/attendee/418634405.

CONTACT:

Bimini Capital Management, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

https://ir.biminicapital.com